UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2010

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the restructuring of 19 Entertaiment Limited ("19 Entertainment"), a wholly owned subsidiary of the Registrant, the employment of Robert Dodds, Chief Executive Officer of 19 Entertainment, was terminated as of October 1, 2010. The restructuring of 19 Entertainment is more fully described in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

On September 29, 2010, CKX and 19 Entertainment entered into a Compromise Agreement (the "Compromise Agreement") with Mr. Dodds setting forth the terms of the termination of his employment with 19 Entertainment. Under the Compromise Agreement, 19 Entertainment is required to pay Mr. Dodds a one time compensation payment of £1,870,000 and a one time payment of £5,000 as consideration for his ongoing confidentiality and certain other obligations under the Compromise Agreement.

The Compromise Agreement also provides for the accelerated vesting of 139,553 shares of common stock of the Registrant originally received by Mr. Dodds in connection with 19 Entertainment's acquisition in 2006 of Freedom Media Limited, which was owned by Mr. Dodds.

The foregoing summary of the Compromise Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Compromise Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Compromise Agreement, dated September 29, 2010, by and between CKX, Inc., 19 Entertainment Limited, and Robert Dodds.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

October 5, 2010	By:	/s/ Thomas P. Benson

Name: Thomas P. Benson
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Compromise Agreement, dated September 29, 2010, by and between CKX, Inc., 19 Entertainment Limited, and Robert Dodds